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                                                                     Exhibit 4.4

                             AMENDMENT NO. 3 TO THE
                         POOLING AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 3 (this "Amendment") is made as of July 17, 1998, by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), and The Bank of New York, as Master Trust Trustee (the "Master Trust Trustee").

     NFSC, as Seller, NFC, as Servicer, The Chase Manhattan Bank (formerly known as Chemical Bank), as 1990 Trust Trustee, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1, dated as of September 12, 1995 and by Amendment No. 2, dated March 27, 1996 (as amended, the "Pooling and Servicing Agreement"). In order to (i) include within the definition of Eligible Investments certain additional investments and (ii) change the concentration of Eligible Investments allowed in the Series Principal Account, Excess Funding Account, Negative Carry Account and the Liquidity Reserve Account, the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

     1. Amendment to Section 1.01. The definition of "Eligible Investments" in
Section 1.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

     "Eligible Investments" shall mean

     (a) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having (except in the case of clauses (iv) or (vii) below) remaining maturities occurring not later than the Distribution Date next succeeding the Master Trust Trustee's acquisition thereof, except as otherwise described herein or the related Supplement, that evidence:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (ii) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Master Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of such depository



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          institution or trust company shall have a credit rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

          (iii) commercial paper having, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates;

          (iv) except during an Investment Period, investments in money market funds or common trust funds having a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates or otherwise approved in writing by each of such Rating Agencies (including funds for which the Master Trust Trustee or the 1990 Trust Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

          (v) repurchase obligations (x) with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case, entered into with a depository institution or trust company (acting as principal) described in clause (ii) or (y) the counterparty for which has a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amounts of such repurchase obligation, and which required liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); or

          (vi) commercial paper master notes where the issuer has, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest investment category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates; or




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          (vii) with respect to the Excess Funding Account only, obligations of a trust (the assets of which consist solely of Investor Certificates issued by the Master Trust and of one or more liquidity swap arrangements for the benefit of investors in such trust) having, at the time of the Master Trust's investment or contractual commitment to invest therein, a rating not lower than the highest rating category for short term unsecured debt obligations granted by the applicable Rating Agency from each Rating Agency then Rating the affected Series of Investor Certificates; and

     (b) any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that the Rating Agency Condition is satisfied.

     Unless the Rating Agency Condition is satisfied, Eligible Investments of funds in the Series Principal Account, Excess Funding Account, Negative Carry Reserve Fund and the Liquidity Reserve Account will be subject to the following additional restrictions: (x) no more than the greater of (A) $1,000,000 and (B) 20% of the aggregate Eligible Investments in all such accounts collectively shall be obligations of or investments in any single issuer (except that such 20% limitation shall not apply to Eligible Investments of the type specified in clause (a)(i) or, with respect to the Excess Funding Account, Eligible Investments of the type specified in clauses (a)(iv) or (a)(vii)); and (y) each Eligible Investment shall be denominated and be payable solely in U.S. dollars, shall bear interest at a specified rate that is, or is based upon, LIBOR or a commercial paper rate, shall entitle the holder to a fixed principal amount at maturity and shall have a yield that is not inversely or disproportionately affected by changes in interest rates.

     2. Amendment to Section 4.02. Clause (b)(ii) of Section 4.02 of the Pooling and Servicing Agreement is deleted in its entirety and replaced with the following:

          "(ii) Funds on deposit in the Excess Funding Account overnight or for a longer period shall at all times be invested by the Master Trust Trustee in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth below and in Section 4.06. Except as otherwise permitted by the Rating Agencies then rating the Investor Certificates and except for Eligible Investments of the type specified in clause (vii) of the definition of Eligible Investments, any Eligible Investments with a stated maturity shall mature no later than the following Transfer Date. Net interest and earnings (less investment expenses) on funds on deposit in the Excess Funding Account shall be included in the calculation of Investment Income for the relevant Due Period."

     3. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This


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Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                     NAVISTAR FINANCIAL SECURITIES
                                     CORPORATION
                                              as Seller


                                     By:     /s/  RW Cain
                                         --------------------------------------

                                     Its:    Vice President & Treasurer
                                         --------------------------------------

                                     NAVISTAR FINANCIAL CORPORATION
                                              as Servicer

                                     By:     /s/  RW Cain
                                         --------------------------------------

                                     Its:    Vice President & Treasurer
                                         --------------------------------------

                                     THE BANK OF NEW YORK
                                     as Master Trust Trustee

                                     By:     /s/ Reyne A. Macadaeg
                                         --------------------------------------

                                     Its:    Assistant Vice President
                                         --------------------------------------



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